UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

1800 Diagonal Note

On December 15, 2025, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending, LLC, an accredited investor (“1800”), pursuant to which 1800 made a loan to the Company, evidenced by a promissory note in the principal amount of $152,950 (the “1800 Note”). An original issue discount of $19,950 and fees of $8,000 were applied on the issuance date, resulting in net loan proceeds to the Company of $125,000. Accrued, unpaid interest and outstanding principal, subject to adjustment, is required to be paid in ten payments, with the first payment of $90,814 due on June 15, 2026, eight payments of $10,090.45 on the fifteenth day of each month thereafter and a final payment of $10,090.40 due on March 15, 2027 (a total payback to 1800 of $181,628.00).

Upon the occurrence and during the continuation of any Event of Default, the 1800 Note shall become immediately due and payable and the Company will be obligated to pay to 1800, in full satisfaction of its obligations, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the 1800 Note plus (x) accrued and unpaid interest on the unpaid principal amount of the 1800 Note to the date of payment plus (y) default interest, if any, at the rate of 22% per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to 1800 pursuant to the conversion rights referenced below.

Only upon an occurrence of an event of default under the 1800 Note, 1800 may convert the outstanding unpaid principal amount of the 1800 Note into restricted shares of common stock of the Company at a discount of 25% of the market price. 1800 agreed to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or other derivatives attached to the 1800 Note. The Company agreed to reserve a number of shares of common stock equal to four times the number of shares of common stock which may be issuable upon conversion of the 1800 Note at all times.

The Company has agreed to use the net proceeds from the 1800 Note for general working capital purposes, with a focus on funding the Company’s consumer products operations.

The foregoing descriptions of the 1800 Note and the 1800 Securities Purchase Agreement and of all of the parties’ rights and obligations under the 1800 Note and the 1800 Securities Purchase Agreement are qualified in its entirety by reference to the 1800 Note and the 1800 Securities Purchase Agreement, copies of which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K, and of which are incorporated herein by reference.

Boot Capital Note

On December 15, 2025, the Company entered into a Securities Purchase Agreement with Boot Capital LLC, an accredited investor (“Boot”), pursuant to which Boot made a loan to the Company, evidenced by a promissory note in the principal amount of $86,250 (the “Boot Note”). An original issue discount of $11,250 was applied on the issuance date, resulting in net loan proceeds to the Company of $75,000. Accrued, unpaid interest and outstanding principal, subject to adjustment, is required to be paid in ten payments, with the first payment of $51,210.50 due on June 15, 2026, eight payments of $5,690.06 on the fifteenth day of each month thereafter and a final payment of $5,690.02 due on March 15, 2027 (a total payback to Boot of $102,421.00).

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Upon the occurrence and during the continuation of any Event of Default, the Boot Note shall become immediately due and payable and the Company will be obligated to pay to Boot, in full satisfaction of its obligations, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Boot Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Boot Note to the date of payment plus (y) default interest, if any, at the rate of 22% per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to Boot pursuant to the conversion rights referenced below.

Only upon an occurrence of an event of default under the Boot Note, Boot may convert the outstanding unpaid principal amount of the Boot Note into restricted shares of common stock of the Company at a discount of 25% of the market price. Boot agreed to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or other derivatives attached to the Boot Note. The Company agreed to reserve a number of shares of common stock equal to four times the number of shares of common stock which may be issuable upon conversion of the Boot Note at all times.

The Company has agreed to use the net proceeds from the Boot Note for general working capital purposes, including working capital obligations of American Rebel Beverages.

The foregoing descriptions of the Boot Note and the Boot Securities Purchase Agreement and of all of the parties’ rights and obligations under the Boot Note and the Boot Securities Purchase Agreement are qualified in its entirety by reference to the Boot Note and the Boot Securities Purchase Agreement, copies of which are filed as Exhibits 10.3 and 10.4 respectively to this Current Report on Form 8-K, and of which are incorporated herein by reference.

Use of Proceeds and Streeterville Agreements

The Company previously entered into that certain Note Purchase Agreement dated June 26, 2025 (as amended, restated, supplemented or otherwise modified, the “Streeterville NPA”) with Streeterville Capital, LLC (“Streeterville”), pursuant to which the Company issued a Secured Promissory Note in the original principal amount of $5,470,000 (the “Streeterville Note”), together with a related Deposit Account Control Agreement, Guaranty Agreement and Pledge Agreement (collectively, the “Streeterville Agreements”).

The Streeterville NPA includes restrictions on additional indebtedness and other “Restricted Issuances,” subject to specified carve-outs, including (i) a commercially reasonable working capital line for Champion Safe Company, Inc. up to $1,000,000, and (ii) certain other working-capital-oriented indebtedness and financing arrangements that do not exceed specified dollar thresholds and/or that receive Streeterville’s consent.

In connection with entering into the 1800 Note and the Boot Note, the Company reviewed the Streeterville NPA and the Streeterville Agreements, including the “Restricted Issuance” covenants, and the Company believes that both notes are permitted indebtedness under the Streeterville NPA and do not constitute “Restricted Issuances” thereunder. In particular:

●	The 1800 Note is part of a series of working-capital notes issued to 1800 Diagonal that Streeterville has agreed may be incurred up to an aggregate principal cap of $800,000 outstanding at any time (the “1800 Cap”).

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●	The Boot Note is intended to be incurred under the working capital carve-out for the Company’s American Rebel Beverages operations, which, based on the Company’s understanding of the Streeterville NPA, permits working-capital indebtedness for such operations up to an aggregate cap of $1,500,000 (the “ARB Working Capital Cap”).

The Company believes that, after giving effect to the issuance of the 1800 Note and the Boot Note and based on the current balances outstanding under its other applicable indebtedness, (a) the total principal amount of indebtedness owed to 1800 Diagonal will not exceed the 1800 Cap, and (b) the aggregate indebtedness incurred for American Rebel Beverages working capital purposes will not exceed the ARB Working Capital Cap, and therefore both transactions are in compliance with the Streeterville NPA’s restrictions on additional debt and Restricted Issuances.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Sale of Unregistered Securities.

On December 9, 2025, the Company issued 25,000 shares of Series D Convertible Preferred Stock to a strategic advisor for services to be rendered pursuant to a strategic advisory agreement for the period from December 9, 2025 through September 30, 2027.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), Section 3(a)(9), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	1800 Note dated December 15, 2025
10.2	1800 Securities Purchase Agreement dated December 15, 2025
10.3	Boot Note dated December 15, 2025
10.4	Boot Securities Purchase Agreement dated December 15, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

	By:	/s/ Charles A. Ross, Jr.
Date: December 23, 2025		Charles A. Ross, Jr.
Chief Executive Officer

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